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                                                                   Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_________) pertaining to the Voice Mobility International, Inc. 1999 Stock Option Plan of our report dated March 20, 2000, with respect to the consolidated financial statements of Voice Mobility International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP

                                                          Chartered Accountants


Vancouver, British Columbia
September 13, 2000